Application for Election of Assured Insurability Option
This application is for the election of an Assured Insurability Option under Policy No._____________for Option Date_________________________________.
Insured Information
Full Name __________________________________________________________________ First Middle Last	Age: _____________	Date of Birth: / / Month Day Year
State of Birth____________________________________________________	SSN___________________________________	☐Male ☐Female
Street Address__________________________________________________	City____________________________________	State________________	Zip________________
☐Married ☐Single ☐Divorced ☐Separated ☐Widowed
Life Insurance
Plan Name:	Face Amount: $	Annual Premium: $	☐WP
Premiums
☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
Ann SA Qtly Mo PAC GA CB Other	Notices to: ☐Proposed Insured ☐Owner ☐Other	If other, provide name and address:
Automatic Premium Loan? ☐Yes ☐No
Beneficiary Information* (with right to change)
Primary Beneficiary (First and Last Name)	Relationship to Insured

Contingent Beneficiary (First and Last Name)	Relationship to Insured

*Unless otherwise stated, all surviving primary beneficiaries will share equally and the right to change the beneficiary is reserved to the Owner.
Ownership Information (If other than the Insured.)
Primary Owner_______________________________________________ First Middle Last	☐Male ☐Female	Date of Birth: / / Month Day Year
State of Birth ___________________________________________	Relationship to Insured____________________________________	Age___________
Street Address___________________________________________	City ___________________________________________	State______________	Zip__________
SSN or Tax ID___________________________________________	Home Phone ( )
Successor Owner ___________________________________________	Relationship to Insured____________________________
Applicant Information (Complete the following if the applicant is someone other than the Insured or the Owner.)
Applicant ___________________________________________________ First Middle Last	☐Male ☐Female	Relationship to Insured:________________
Street Address______________________________________________________	City______________________	State____________	Zip____________________
Special Requests

A176

Agreement
It is understood and agreed as follows:
1) The statements and answers recorded in all parts of this application are true and complete.
2) No information regarding the Proposed Insured will be considered known by the Company unless explicitly set out in writing on this application.
3) This application for life insurance will become a part of any policy issued on it.
4) No agent has the authority to waive any of the Company's rights or rules or to make or change any contract.
5) The insurance applied for will take effect on the Option Date provided by the above numbered policy on which this application is made, and only after the following occur while the Insured is living: (1) the policy is delivered to the applicant; and (2) the first full premium is paid in cash.
6) This application must be accompanied by the first premium in full in cash.  I(We) agree there will be no liability on the part of the Company prior to the Option Date and unless the first premium has been paid in cash.  I(We) have paid $ * to the agent and have received a Receipt for Advance Payment.

*All premium checks must be made payable to Kansas City Life Insurance Company.  Do not make the check payable to the agent or leave the payee blank.
Dated at                                                                         this                     day of                    , 20         .
City, State                                                             Month            Year

___________________________________________________                                                      _____________________________________________________________
Insured Signature                                                                                                                          Applicant/Owner/Trustee Signature (if other than Insured)

_______________________________________________________________________________________________________________________________________________
Statement of Agent
I certify that the statements made on behalf of the Insured have been correctly recorded in this application and that any premium payment shown in item 6 under Agreement (above) has been collected by me and that a Receipt for Advance Payment has been given to the Applicant.

Agent Code	Signature of Writing Agent	Agent Code	Signature of Other Agent(s) (if split case)

Agency Code	Agency

A176